UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 6, 2011

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) is being filed to amend and supplement Item 9.01 of the Current Report on Form 8-K filed by Global Telecom & Technology, Inc. (the “Company”) on May 23, 2011 (the “Initial Filing”). On June 6, 2011, the Company acquired all of the stock of PacketExchange (Ireland) Limited and subsidiaries (“PacketExchange”) pursuant to an Acquisition Agreement dated as of May 23, 2011. This Amendment No. 1 is being filed to include historical audited financial statements and unaudited pro forma financial information required by Item 9.01 of Form 8-K. The required audited and unaudited financial statements and unaudited pro forma financial information are filed as exhibits to this report under Item 9.01.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The following financial statements are incorporated herein by reference to Exhibit 99.1 hereto:

●
Audited consolidated financial statements of PacketExchange as of and for the years ended December 31 2010 and 2009, and the notes related thereto, and the related independent auditors’ report of Grant Thornton.  Unaudited consolidated financial statements for the three months ended March 31, 2011 are presented in lieu of the required period of one year pursuant to Regulation S-X Rule 3-06(b).  A supplemental footnote providing a reconciliation of PacketExchange audited financial statements to accounting principles generally accepted in the United States of America is included in footnote 25 of the audited financial statements.

(b)	Pro forma financial information.

The following financial information is incorporated herein by reference to Exhibit 99.2 hereto:

●	Unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010, and the notes related thereto.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Grant Thornton.

99.1
Audited consolidated financial statements of PacketExchange (Ireland) Limited and subsidiaries as of and for the years ended December 31 2010 and 2009, and the notes related thereto, and the related independent auditors’ report Grant Thornton.

99.2	Unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010, and the notes related thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2011	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

3